UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2023

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	30-1205798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Listing Rule or Standard; Transfer of Listing.

As previously reported, on December 21, 2023, the Company received a letter from Nasdaq notifying the Company that, as of December 20, 2023, the Company's common stock had a closing bid price of $0.10 or less for ten consecutive trading days and that, consistent with Nasdaq Listing Rule 5810(c)(3)(A)(iii), the Nasdaq had determined to delist the Company's common stock from the Nasdaq Capital Market. The notice further provides that the Company has until December 28, 2023 to appeal the Nasdaq's decision to delist the Company's common stock. Furthermore, on December 22, 2023, the Company timely submitted a request for a hearing before the Nasdaq Hearings Panel (the "Panel") to appeal the Nasdaq's delisting determination

On December 22, 2023, the Company's request for a hearing was granted by the Panel and a hearing is scheduled to occur on March 19, 2024. Accordingly, any delisting action by the Nasdaq will be stayed pending the issuance of the Panel's final decision following the hearing and any extension period that may be granted by the Panel. The Company's common stock will continue to trade on the Nasdaq Capital Market under the symbol "PHUN" pending the ultimate conclusion of the appeal process. There can be no assurance that a favorable decision will be obtained from the Panel at the hearing or that the Company will be in compliance with other Nasdaq Listing Rules.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2023, Ryan Costello notified the Company of his voluntary resignation from our board of directors (the "Board") and from the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, effective December 31, 2023. Mr. Costello serves as chairperson of our Board and the Company's Compensation Committee. Mr. Costello's resignation is not due to any disagreement with the Company, its management, the Board or any committee thereof, or with respect to any matter relating to our operations, policies, or practices. Upon effectiveness of Mr. Costello's resignation, the Company's Board will now consist of three directors, only two of which are considered independent under applicable Nasdaq rules. Furthermore, Mr. Costello's resignation will reduce the number of independent directors serving on our Audit Committee to two.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2023	Phunware, Inc.

	By:	/s/ Troy Reisner
Troy Reisner Chief Financial Officer